UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 26, 2021, CDW LLC (“CDW” or the “US Borrower”) amended, extended and increased the size of its senior secured asset-based revolving credit facility. The terms of the revolving credit facility are set forth in the Third Amended and Restated Revolving Loan Credit Agreement, dated March 26, 2021, by and among CDW, CDW Finance Holdings Limited (the “UK Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto (the “Third A&R Revolving Loan Agreement”). The Third A&R Revolving Loan Agreement amends and restates CDW’s prior revolving loan credit agreement, dated March 31, 2017, by and among CDW, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto, as previously amended, modified and supplemented.

Borrowings by the US Borrower under the revolving credit facility will continue to bear interest at a variable interest rate (based on one of two indices, either LIBOR or an alternate base rate outlined in the Third A&R Revolving Loan Agreement), and borrowings by the UK Borrower under the revolving credit facility, which may be in U.S. Dollars, Pounds Sterling or Euros, will bear interest at a variable interest rate (based on either LIBOR, EURIBOR or an overnight bank funding rate outlined in the Third A&R Revolving Loan Agreement), in each case, plus an applicable margin based upon average daily excess cash availability.

The Third A&R Revolving Loan Agreement, among other things, (i) adds the UK Borrower as a borrower party, however, unless the Company elects in its sole discretion, the UK Borrower will not provide any guarantee of the other obligations thereunder nor will it provide any collateral support; (ii) increases the overall revolving credit facility from $1,450.0 million to $1,600.0 million, of which $150.0 million may be borrowed by the UK Borrower; and (iii) extends the maturity date from March 31, 2022 to March 26, 2026.

CDW’s ability to borrow under the revolving credit facility remains limited by a minimum liquidity condition, which continues to provide that, if excess cash availability is less than the lesser of (i) $138.0 million and (ii) the greater of (A) 10% of the borrowing base and (B) $110.0 million, the lenders are not required to lend any additional amounts under the revolving credit facility unless the consolidated fixed charge coverage ratio (as described in the Third A&R Revolving Loan Agreement) is at least 1.00 to 1.00.

The description of the Third A&R Revolving Loan Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Third A&R Revolving Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Third A&R Revolving Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Revolving Loan Credit Agreement, dated March 26, 2021, by and among CDW LLC, CDW Finance Holdings Limited, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 30, 2021	By:	/s/ Collin B. Kebo
Collin B. Kebo
Senior Vice President and Chief Financial Officer